SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. N/A)

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Check the appropriate box:	☐ Confidential, for Use of
☐ Preliminary proxy statement	the Commission Only (as
☒ Definitive proxy statement	permitted by Rule 14a-6(e)(2)
☐ Definitive additional materials
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SOUTHCREST FINANCIAL GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
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April 7, 2006

TO THE SHAREHOLDERS OF
SOUTHCREST FINANCIAL GROUP, INC.:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of SouthCrest Financial Group, Inc., which will be held at The Hampton Inn, 110 Meeting Place Drive, Fayetteville, Georgia, on Thursday, May 11, 2006, at 1:00 p.m. local time. I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations during the past year and during the first quarter of 2006 as well as our plans for the future.

A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is also included with this proxy statement.

To ensure the greatest number of shareholders will be present either in person or by proxy, we ask that you mark, date and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote in person. You may revoke your proxy at any time before it is voted.

Sincerely,

Daniel W. Brinks
Chairman and Chief Operating Officer

SOUTHCREST FINANCIAL GROUP, INC.
600 North Glynn Street, Suite B
Fayetteville, Georgia 30214

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 2006

Notice is hereby given that the 2006 Annual Meeting of Shareholders of SouthCrest Financial Group, Inc. will be held at The Hampton Inn , 110 Meeting Place Drive, Fayetteville, Georgia, on Thursday, May 11, 2006, at 1:00 p.m. local time for the following purposes:

1.
Elect Directors. To consider and vote upon the election of three (3) directors to serve as Class II Directors of SouthCrest Financial Group, Inc. until the 2009 Annual Meeting of Shareholders and until their successors have been elected and qualified.

2.	Other Business. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The enclosed Proxy Statement explains these proposals in greater detail. We urge you to review these materials carefully.

Only shareholders of record at the close of business on March 27, 2006 are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date, sign and return the enclosed Proxy in the accompanying envelope.

By Order of the Board of Directors,

Daniel W. Brinks
Chairman and Chief Operating Officer

April 7, 2006

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO SOUTHCREST FINANCIAL GROUP, INC. IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS OF
SOUTHCREST FINANCIAL GROUP, INC.
MAY 11, 2006

INTRODUCTION

General

This Proxy Statement is being furnished to the shareholders of SouthCrest Financial Group, Inc., a Georgia corporation, in connection with the solicitation of proxies by SouthCrest’s Board of Directors from holders of SouthCrest’s common stock, for use at the 2006 Annual Meeting of Shareholders of SouthCrest Financial Group, Inc. to be held at Hampton Inn , 110 Meeting Place Drive, Fayetteville, Georgia, on Thursday, May 11, 2006, at 1:00 p.m. local time, and at any adjournments or postponements thereof. Unless otherwise clearly specified, the term “SouthCrest” includes SouthCrest Financial Group, Inc. and its subsidiaries, Bank of Upson and The First National Bank of Polk County.

The Meeting is being held to consider and vote upon the proposal summarized under “Summary of Proposal” below and described in greater detail in this Proxy Statement. SouthCrest’s Board of Directors knows of no other business that will be presented for consideration at the Meeting other than the matter described in this Proxy Statement.

The 2005 Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2005, is included with this mailing. These proxy materials are first being mailed to the shareholders of SouthCrest on or about April 7, 2006.

The principal executive offices of SouthCrest Financial Group, Inc. are located at 600 North Glynn Street, Suite B, Fayetteville, Georgia 30214, and our telephone number is (770) 461-2781.

Summary of Proposal

The proposal to be considered at the Meeting may be summarized as follows:

Proposal One. To consider and vote upon the election of three (3) directors to serve as Class II Directors of SouthCrest Financial Group, Inc. until the 2009 Annual Meeting of Shareholders and until their successors have been elected and qualified.

Quorum and Voting Requirements

Holders of record of common stock as of the Record Date defined below are entitled to one vote per share on each matter to be considered and voted upon at the Meeting. To hold a vote on any proposal, a quorum must be present with respect to that proposal. A quorum is a majority of the total votes entitled to be cast by the holders of the outstanding shares of common stock. In determining whether a quorum exists at the Meeting for purposes of all matters to be voted on, all votes “for” or “against,” as well as all abstentions and broker non-votes, will be counted as shares present. A “broker non-vote” occurs when a nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Proposal One, relating to the election of the nominees for directors, requires approval by a plurality of the votes cast by the holders of shares of common stock entitled to vote with respect to that proposal. This means that the three (3) nominees for Class II Director receiving the greatest number of votes will be elected.

Any other proposal that is properly brought before the Meeting will require the affirmative vote of a majority of the votes cast at the Meeting in person or by proxy and entitled to vote with respect to the proposals.

Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether any proposal has received sufficient votes for approval, although abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists. This means that abstentions and broker non-votes will not affect the outcome of the vote with respect to any proposal.

Record Date, Solicitation and Revocability of Proxies

The Board of Directors of SouthCrest Financial Group, Inc. has fixed the close of business on March 27, 2006 as the record date (“Record Date”) for determining the shareholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of shares of common stock on the Record Date will be entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were 3,581,193 shares of common stock issued and outstanding, which were held by approximately 630 holders of record.

Shares of common stock represented by properly executed Proxies, if such Proxies are received in time and not revoked, will be voted at the Meeting in accordance with the instructions indicated in such Proxies. If no instructions are indicated, such shares of common stock will be voted “FOR” all Class II Director Nominees and in the discretion of the proxy holder as to any other matter that may properly come before the Meeting. If necessary, the proxy holder may vote in favor of a proposal to adjourn the Meeting in order to permit further solicitation of proxies in the event there are not sufficient votes to approve the foregoing proposals at the time of the Meeting.

A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Meeting by: (i) giving written notice of revocation to the Secretary of SouthCrest, (ii) properly submitting to SouthCrest a duly executed Proxy bearing a later date, or (iii) appearing in person at the Meeting and voting in person. All written notices of revocation or other communications with respect to proxies should be addressed as follows: SouthCrest Financial Group, Inc., 600 North Glynn Street, Suite B, Fayetteville, Georgia 30214, Attention: Robert P. Cravey, Secretary.

The cost of soliciting proxies for the meeting will be paid by SouthCrest. In addition to the solicitation of shareholders of record by mail, telephone, electronic mail, facsimile or personal contact, SouthCrest will be contacting brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of common stock; such holders, after inquiry by SouthCrest, will provide information concerning quantities of proxy materials needed to supply such information to beneficial owners, and SouthCrest will reimburse them for the reasonable expense of mailing proxy materials to such persons.

PROPOSAL ONE:
ELECTION OF DIRECTORS

General

SouthCrest’s Board of Directors consists of nine members and is divided into three classes. Each class of directors serves a staggered three-year term. The term of each class expires at the annual meeting in the years indicated below and upon the election and qualification of the director’s successor. The Class II Director term expires at the 2006 Annual Meeting and upon the election and qualification of the Class II Directors’ successors. The Board of Directors has unanimously decided to re-nominate the current Class II Directors for another term.

The Board of directors unanimously recommends that the shareholders elect the persons identified below as Class II Director Nominees to serve as Class II Directors of SouthCrest Financial Group, Inc. until the 2009 Annual Meeting of Shareholders and until their successors have been elected and qualified.

The following table shows for each nominee and continuing director: (1) his name; (2) his age at December 31, 2005; (3) how long he has been a director of SouthCrest; (4) his position(s) with SouthCrest, other than as a director; and (5) his principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his present principal occupation for more than five years.

Name (Age)	Director Since	Business Experience and Position with the Company

Class II Director Nominees - Term to Expire in 2009

Zack D. Cravey, Jr. (79)	1996	Attorney and Of Counsel to the firm of Chorey, Taylor and Feil, Atlanta Georgia, as well as legal counsel to the Bank of Upson since 1986; also serves as a director of Bank of Upson

Larry T. Kuglar (60)	2004
President and Chief Executive Officer of SouthCrest since 2004; President and Chief Executive Office of The First National Bank of Polk County since 1984; previously President and Chief Executive Officer of First Polk Bankshares, Inc. since 1986; also serves as a director of Bank of Upson and The First National Bank of Polk County

Michael D. McRae (55)	2004	Attorney with the firm of Smith, Shaw and Maddox, LLP; also serves as a director of The First National Bank of Polk County

Continuing Class I Directors - Term to Expire in 2008

Richard T. Bridges (71)	1996	Attorney in a sole proprietorship law firm, Richard T. Bridges d/b/a The Law Office of Richard T. Bridges; also serves as a director of Bank of Upson

Daniel W. Brinks (60)	1996
Chairman and Chief Operating Officer of SouthCrest since 2004; President and Chief Executive Officer of the Bank of Upson since 1986; previously President of Upson Bancshares, Inc. since 1996; also serves as a director of Bank of Upson and The First National Bank of Polk County

Edmund J. Wall (41)	2004
Investment Banker; President, Knox-Wall Division of Morgan Keegan & Company, a subsidiary of Regions Financial Group; also serves as a director of The First National Bank of Polk County; Chairman, Metropolitan Atlanta Rapid Transit Authority

Continuing Class III Directors - Term to Expire in 2007

Robert P. Cravey (81)	1996	Active member of senior management of the Bank of Upson; previously Chairman of Upson Bancshares; also serves as a director of Bank of Upson

Dr. Warren Patrick (66)	1996	Practicing radiologist with Radiology Associations of Thomaston, P.C.; also serves as a director of Bank of Upson

Harold W. Wyatt, Jr. (67)	2004	Managing Partner of Wyatt Investment Group since 2002; President of Wyatt Properties, II, Inc.; also serves as a director of The First National Bank of Polk County

Messrs. Robert P. Cravey and Zack D. Cravey, Jr. are brothers. Daniel W. Brinks is the son-in-law of Robert P. Cravey.

SOUTHCREST’S BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF ALL THREE (3) NOMINEES LISTED ABOVE.

Information About the Board of Directors and Its Committees

The Board of Directors of SouthCrest held six meetings during 2005. During the year, Mr. Robert Cravey was not able to attend several meetings due to health concerns, but remains an active participant on both the SouthCrest and Bank of Upson Boards of Directors. All other incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and the Board committees on which they served. SouthCrest does not have a formal policy regarding its board members’ attendance at the Annual Meeting of Shareholders. All directors attended the 2005 Annual Meeting of Shareholders.

SouthCrest’s Board of Directors has three standing committees: an Executive Committee, a Compensation Committee and an Audit Committee.

SouthCrest’s Compensation Committee is comprised of Richard T. Bridges, Robert P. Cravey, Zack D. Cravey, Jr., Michael D. McRae, Dr. Warren Patrick, Edmund J. Wall and Harold W. Wyatt, Jr., the non-management directors. This committee has the authority to determine the compensation of SouthCrest’s executive officers and employees, and administers SouthCrest’s benefit and incentive plans. The Compensation Committee held three meetings during 2005.

SouthCrest’s Audit Committee is comprised of Harold W. Wyatt, Jr. (Chairman), Edmund J. Wall and Dr. Warren Patrick, all of whom are "independent directors" as defined by the NASDAQ listing standards. Although none of the Audit Committee members meets the criteria specified under applicable Securities and Exchange Commission regulations for an “audit committee financial expert,” the Board believes each has the financial knowledge, business experience and independent judgment necessary for service on the audit committee. The Audit Committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee held five meetings during 2005.

The Board of Directors has adopted a written charter for the Audit Committee. The Board of Directors annually reviews and approves changes to the Audit Committee charter. Under the charter, the committee has the authority and is empowered to:

▪	appoint, approve compensation, and oversee the work of the independent auditor;

▪	resolve disagreements between management and the auditors regarding financial reporting;

▪	pre-approve all auditing and appropriate non-auditing services performed by the independent auditor;

▪	retain independent counsel and accountants to assist the committee;

▪	seek information it requires from employees or external parties; and

▪	meet with SouthCrest officers, independent auditors or outside counsel as necessary.

SouthCrest’s Board of Directors has not created a standing nominating committee for director nominees and has not adopted a nominating committee charter. Rather, the full Board of Directors participates in the consideration of director nominees. Because of its current size, SouthCrest believes a standing nominating committee for director nominees is not necessary.

The Board of Directors has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers and shareholders of SouthCrest, and professionals in the financial services and other industries. Similarly, the Board does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee’s business experience; knowledge of SouthCrest and the financial services industry; experience in serving as a director of SouthCrest or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by SouthCrest; commitment to and availability for service as a director; and any other factors the Board deems relevant.

The Board of Directors has a policy for board fees for the directors of the Company and its subsidiary banks. The Company’s Directors are paid $1,500 per bimonthly meeting attended and non-management directors receive $500 per committee meeting attended. The Directors of the Bank of Upson and The First National Bank of Polk County are paid $1,000 per monthly meeting attended and outside directors are paid $200 per committee meeting attended.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and certain officers of SouthCrest, and persons who beneficially own more than 10% of SouthCrest’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and any other equity securities of SouthCrest. SouthCrest is required to identify each director, officer or beneficial owner of more than 10% of SouthCrest’s common stock who failed to timely file any such report with the SEC. To our knowledge, based solely on a review of the copies of these reports and certifications from its directors and officers, with the exception of Directors McRae and Patrick who each filed one delinquent Form 4 reporting one transaction, all of our directors and executive officers complied with all applicable Section 16(a) filing requirements during 2005. In regard to beneficial owners of more than 10% of outstanding shares of common stock, SouthCrest is not aware that any person beneficially owns more than 10% of its common stock.

Executive Officers

Executive officers are appointed annually at the meetings of the Boards of Directors of SouthCrest, to serve until their successors are chosen and qualified. The following table sets forth for each executive officer of the Company: (1) the person’s name; (2) his age at December 31, 2005; (3) the year he was first elected as an officer of the Company; and (4) his positions with the Company, and his recent business experience for the past five years.

Name (Age)	Officer Since	Business Experience and Position with the Company

Daniel W. Brinks (60)	1996
Chairman and Chief Operating Officer of SouthCrest since 2004; President and Chief Executive Officer of the Bank of Upson since 1986; previously President of Upson Bancshares, Inc. since 1996; also serves as a director of Bank of Upson and The First National Bank of Polk County

Larry T. Kuglar (60)	2004
President and Chief Executive Officer of SouthCrest since 2004; President and Chief Executive Office of The First National Bank of Polk County since 1984; previously President and Chief Executive Officer of First Polk Bankshares, Inc. since 1986; also serves as a director of Bank of Upson and The First National Bank of Polk County

Douglas J. Hertha (46)	2004
Chief Financial Officer of SouthCrest since 2004; Senior Vice President and Chief Financial Officer of The First National Bank of Polk County since 2004; previously, Vice President, Financial Projects Manager, BB&T Corporation from 2000 through 2004, and Vice President, Chief Financial Officer and Corporate Secretary, First Citizens Corporation from 1996 through 2000

Executive Compensation

Summary Compensation Table

Under rules established by the SEC, SouthCrest is required to provide information regarding the compensation and benefits provided to its Chief Executive Officer and each of its other executive officers whose total annual salary and bonus is at least $100,000 (collectively, the “Named Executive Officers). The following table presents the total compensation for all Named Executive Officers for services in all capacities to SouthCrest or Upson Bancshares, Inc. for the fiscal years 2005, 2004 and 2003. The table includes compensation paid by Upson Bancshares, Inc. until September 30, 2004, and for compensation paid by SouthCrest after that date. In accordance with SEC rules, no payments made by First Polk Bankshares, Inc. are included. No other executive officers of SouthCrest earned over $100,000 in salary and bonus during fiscal year 2005.

		Annual Compensation			Long-Term Compensation
Name and Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options Granted (#)
Daniel W. Brinks,	2005	$285,500(2)	$25,000	$17,940	72,000
Chairman and Chief Operating Officer	2004	264,503(2)	10,986	17,664	0
	2003	231,490(2)	31,449	15,811	0

Larry T. Kuglar,	2005	$202,000(3)	$25,000	$11,351	72,000
President and Chief Executive Officer	2004	46,621(3)	0	3,060	0
	2003	0	0	0	0

Douglas J. Hertha,	2005	$117,500	$ 7,500	$ 5,527	5,000
Chief Financial Officer	2004	27,500	5,500	0	0
	2003	0	0	0	0

(1)
We have omitted information on “perks” and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under the Securities and Exchange Commission’s regulations. The reported “All Other Compensation” reflects matching contributions to the Named Executive Officer’s 401(k) plan and compensation under the Life Insurance Plan as follows:

Name	Year	Matching Contribution	Life Insurance

Daniel W. Brinks	2005	$13,500	$4,440
	2004	10,500	7,164
	2003	10,500	5,311

Larry T. Kuglar	2005	$10,200	$1,151
	2004	1,976	1,084
	2003	0	0

Douglas J. Hertha	2005	$ 5,527	0
	2004	0	0
	2003	0	0

(2)	Includes $35,000, $22,100, and $15,400 in board fees for 2005, 2004, and 2003, respectively.
(3)	Includes $32,000 and $7,000 in board fees for 2005 and 2004, respectively.

Life Insurance Plan

Mr. Brinks and Mr. Kuglar have life insurance policies that are maintained under agreements with Bank of Upson and The First National Bank of Polk County, respectively. The Banks pay the premiums due under these policies, and a portion of the death benefit under each life insurance policy will be paid to the Banks as reimbursement for the payment of such premiums. Under the terms of these agreements, in the event Mr. Brinks or Mr. Kuglar or the other officers participating in the plan are terminated or removed for any reason other than for cause following a change of control, they become 100% vested in the benefits promised under their agreements with the Bank. As of December 31, 2005, premiums paid on policies totaled $1,633,000 on behalf of Mr. Brinks, $663,000 on behalf of Mr. Kuglar, and $2,273,000 on behalf of all other officers. The expected benefits to be paid to Mr. Brinks, Mr. Kuglar and the other officers under this plan are being accrued over the service period which began the date the plan was initiated or the date the officer was entered into the plan, whichever is later, and ends at their retirement date. The expenses recognized for all officers participating under this plan for the years ended December 31, 2005, 2004, and 2003 were $325,000, $112,000, and $98,000, respectively.

2006 Compensation

The Board of Directors of SouthCrest has established the following compensation levels for the Named Executive Officers:

Name	2005 Annual Base Salary	2006 Annual Base Salary
Daniel W. Brinks	$250,000	$275,000
Larry T. Kuglar	$170,000	$187,000
Douglas J. Hertha	$125,000*	$132,500

* As of July 1, 2005; previously, Mr. Hertha’s annual base salary was $110,000.

Employment Agreements

Daniel W. Brinks. Pursuant to an employment agreement with the Company and the Bank of Upson, Mr. Brinks will receive an annual base salary, which the Company’s board of directors will review annually and may increase from year to year. The employment agreement provides for annual performance bonuses based on factors to be determined by the board in addition to the base salary discussed above. The period of employment was deemed to commence on September 30, 2004 and will continue until September 30, 2007, subject to automatic annual renewal in order to maintain a three-year term unless any party delivers to the others written notice of non-renewal at least 90 days before the annual anniversary of the effective date.

Mr. Brinks’ employment may be terminated (i) at the employer’s election for cause; (ii) at Mr. Brinks’ election, upon the employer’s breach of any material provision of the employment agreement; or (iii) upon Mr. Brinks’ death or disability. In the event that Mr. Brinks’ employment is terminated by the employer without cause or by Mr. Brinks in the event of the employer’s material breach of the agreement, the employer will be required to meet its obligations under the employment agreement for a term equal to the remaining months of the original term of the employment agreement with respect to Mr. Brinks’ compensation and life, health and dental insurance coverages. In addition, Mr. Brinks will be prohibited from competing with the Bank of Upson or soliciting its employees within the geographic area set forth in the employment agreement for a period of 24 months after the date of termination of his employment for any reason.

In the event of a change in control of SouthCrest, as that term is defined in the employment agreement, if Mr. Brinks is terminated without cause or his responsibilities are materially changed, the employer will be required to make a lump sum cash severance payment of up to three times Mr. Brinks’ total annual compensation. The severance will be reduced if necessary to avoid treatment as a “parachute payment” under Section 280(g) of the Internal Revenue Code.

Larry T. Kuglar. Pursuant to an employment agreement with the Company and The First National Bank of Polk County, Mr. Kuglar will receive an annual base salary, which the Company’s board of directors will review annually and may increase from year to year. The employment agreement provides for annual performance bonuses based on factors to be determined by the board in addition to the base salary discussed above. The period of employment was deemed to commence on September 30, 2004 and will continue until September 30, 2007, subject to automatic annual renewal in order to maintain a three-year term unless any party delivers to the others written notice of non-renewal at least 90 days before the annual anniversary of the effective date.

Mr. Kuglar’s employment may be terminated (i) at the employer’s election for cause; (ii) at Mr. Kuglar’s election, upon the employer’s breach of any material provision of the employment agreement; or (iii) upon Mr. Kuglar’s death or disability. In the event that Mr. Kuglar’s employment is terminated by the employer without cause or by Mr. Kuglar in the event of the employer’s material breach of the agreement, the employer will be required to meet its obligations under the employment agreement for a term equal to the remaining months of the original term of the employment agreement with respect to Mr. Kuglar’s compensation and life, health and dental insurance coverages. In addition, Mr. Kuglar will be prohibited from competing with The First National Bank of Polk County or soliciting its employees within the geographic area set forth in the employment agreement for a period of 24 months after the date of termination of his employment for any reason.

In the event of a change in control of SouthCrest, as that term is defined in the employment agreement, if Mr. Kuglar is terminated without cause or his responsibilities are materially changed, the employer will be required to make a lump sum cash severance payment of up to three times Mr. Kuglar’s total annual compensation. The severance will be reduced if necessary to avoid treatment as a “parachute payment” under Section 280(g) of the Internal Revenue Code.

Douglas J. Hertha. Pursuant to an employment agreement with the Company, Mr. Hertha will receive an annual base salary, which the Company’s board of directors will review annually and may increase from year to year. The employment agreement provides for annual performance bonuses based on factors to be determined by the board in addition to the base salary discussed above. The period of employment was deemed to commence on February 10, 2005 and will continue until February 10, 2008, subject to automatic annual renewal in order to maintain a three-year term unless any party delivers to the others written notice of non-renewal at least 90 days before the annual anniversary of the effective date.

Mr. Hertha’s employment may be terminated (i) at the employer’s election for cause; (ii) at Mr. Hertha’s election, upon the employer’s breach of any material provision of the employment agreement; or (iii) upon Mr. Hertha’s death or disability. In the event that Mr. Hertha’s employment is terminated by the employer without cause or by Mr. Hertha in the event of the employer’s material breach of the agreement, the employer will be required to meet its obligations under the employment agreement for a term equal to the remaining months of the original term of the employment agreement with respect to Mr. Hertha’s compensation and life, health and dental insurance coverages. In addition, Mr. Hertha will be prohibited from competing with the Company or soliciting its employees within the geographic area set forth in the employment agreement for a period of 12 months after the date of termination of his employment for any reason.

In the event of a change in control of SouthCrest, as that term is defined in the employment agreement, if Mr. Hertha is terminated without cause or his responsibilities are materially changed, the employer will be required to make a lump sum cash severance payment of up to Mr. Hertha’s total annual compensation. The severance will be reduced if necessary to avoid treatment as a “parachute payment” under Section 280(g) of the Internal Revenue Code.

Option Granted in 2005

In 2005, the Company issued incentive and nonqualified stock options under the SouthCrest Financial Group, Inc. 2005 Stock Incentive Plan. No stock appreciation rights or restricted stock have been granted by the Company. The following table sets forth information regarding the award of such options to our Named Executive Officers.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2005	Exercise Price ($/Sh)	Expiration Date
Daniel W. Brinks	72,000(1)	39.2%	$23.45	December 15, 2015
Larry T. Kuglar	72,000(1)	39.2%	$23.45	December 15, 2015
Douglas J. Hertha	5,000(2)	2.7%	$23.45	December 15, 2015

(1)	Consists of 52,000 non-qualified options that were immediately exercisable and 20,000 incentive stock options that vest in five annual installments, with the first 20% vesting on December 15, 2006.
(2)	Consists of 5,000 incentive stock options that vest in five annual installments, with the first 20% vesting on December 15, 2006.

Aggregated Option Exercises in 2005 and 2005 Year-end Option Values

No stock options were exercised by the Named Executive Officers in 2005 and there were no stock appreciation rights outstanding in 2005. The following table shows the number of shares of our common stock covered by both exercisable and non-exercisable options held by our Named Executive Officers at December 31, 2005. Because the year-end price ($23.00 per share) of our common stock was less than the exercise price of all outstanding options, none of the options were “in-the-money.”

	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel W. Brinks	52,000	20,000	$0	$0
Larry T. Kuglar	52,000	20,000	$0	$0
Douglas J. Hertha	--	5,000	$0	$0

Certain Transactions and Business Relationships

Bank of Upson and The First National Bank of Polk County each extend loans from time to time to SouthCrest’s and the Banks’ directors, their associates and members of the immediate families of the directors and executive officers of SouthCrest and the Banks. These loans are made in compliance with applicable laws and regulations and in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with SouthCrest or the Banks, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s 2005 audited consolidated financial statements.

•	The Audit Committee has reviewed and discussed the Company’s 2005 audited consolidated financial statements with the Company’s management;

•
The Audit Committee has discussed with the independent registered public accounting firm Dixon Hughes, PLLC the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•
The Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (which relates to the registered public accounting firm’s independence from the corporation and its related entities) and has discussed with the registered public accounting firm the registered public accounting firm’s independence from the Company; and

•
Based on review and discussions of the Company’s 2005 audited consolidated financial statements with management and discussions with the independent registered public accounting firm, as described above, the Audit Committee recommended to the Board of Directors that the Company’s 2005 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB.

March 29, 2006	By: Harold W. Wyatt, Jr., Chairman
Dr. Warren Patrick
Edmund J. Wall

MANAGEMENT STOCK OWNERSHIP

The following table sets forth the number of shares of the Company’s common stock that, as of December 31, 2005, are beneficially owned by (a) each Director and Named Executive Officer of the Company and (b) all Directors and Executive Officers, as a group. The information shown below is based upon information furnished to the Company by the named persons. Unless otherwise indicated, each person is the record owner and has sole voting and investment power with respect to his shares. Additionally, the address of each person is 600 North Glynn St., Suite B, Fayetteville, Georgia 30214.

Information relating to beneficial ownership of the Company is based upon “beneficial ownership” concepts set forth in the rules promulgated under the Securities Exchange Act. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of a security, or “investment power,” which includes the power to dispose or to direct the disposition of a security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days of December 31, 2005.

Name	Number of Shares Beneficially Owned	Percent of Class
Directors & Named Executive Officers
Richard T. Bridges	12,222	*
Daniel W. Brinks	127,353[1]	3.5%
Robert P. Cravey	218,510[2]	6.1%
Zack D. Cravey, Jr.	202,507[3]	5.7%
Dr. Warren Patrick	14,892[4]	*
Larry T. Kuglar	95,500[5]	2.6%
Michael D. McRae	9,842[6]	*
Edmund J. Wall	15,060[7]	*
Harold W. Wyatt, Jr.	150,064[8]	4.2%

Non-Director Named Executive Officers
Douglas J. Hertha	0	*

Directors and Executive Officers, as a Group (10 persons)	843,750	22.9%

* Less than 1% of outstanding shares.

[1]	Represents 33,206 shares held directly and 42,147 shares held by Mr. Brinks’ spouse, and also includes 52,000 shares that Mr. Brinks has the right to acquire within 60 days after December 31, 2005.
[2]	Represents 118,920 shares held directly and 99,590 shares held by Mr. Cravey’s spouse.
[3]	Represents 154,903 shares held directly and 47,604 shares held by Mr. Cravey’s spouse.
[4]	Represents 13,850 shares held directly by Dr. Patrick and 1,042 shares held by Dr. Patrick’s spouse.
[5]	Represents 40,044 shares held directly and 3,956 shares held by Mr. Kuglar’s spouse.; and also includes 52,000 shares that Mr. Kuglar has the right to acquire within 60 days after December 31, 2005
[6]	Represents 9,792 shares held directly and 50 shares held by Mr. McRae’s spouse.
[7]	Represents 14,880 shares held directly and 180 shares held by dependent children.
[8]	Represents 2,000 shares held directly and 148,064 shares held by Wyatt Investment Group, LP, of which Mr. Wyatt is the managing member.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SouthCrest Financial Group, Inc. has selected Dixon Hughes PLLC as its independent auditors. A representative from Dixon Hughes will be present at the meeting and will be given the opportunity to make a statement on behalf of the firm if he or she so desires and is expected to be available to respond to appropriate questions from shareholders.

On March 30, 2005 the “Company dismissed Mauldin & Jenkins, LLC as its independent auditors. Management anticipates that Mauldin & Jenkins will continue to provide consulting and other non-audit services to the Company in the future.

Prior to its appointment as independent accountants, the Company did not consult with Dixon Hughes regarding the application of accounting principles to a specific completed or contemplated transaction or any matter that was either the subject of a disagreement or a reportable event. The Company also did not consult with Dixon Hughes regarding the type of audit opinion that might be rendered on the Company's consolidated financial statements.

The reports of Mauldin & Jenkins on the Company's consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the fiscal years ended December 31, 2004 and 2003 and during the subsequent interim period preceding the date Mauldin & Jenkins was dismissed, there have been no disagreements with Mauldin & Jenkins on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Mauldin & Jenkins, would have caused such firm to make reference to the subject matter of the disagreement(s) in connection with its reports.

The Company's Audit Committee participated in and approved the decision to change the Company's independent auditors.

The following table sets forth the fees billed to the Company for the years ended December 31, 2005 and 2004 by Dixon Hughes:

	2005	2004
Audit fees	$77,575	- 0 -
Audit-related fees	7,600	- 0 -
Tax fees	- 0 -	- 0 -
All other fees	- 0 -	- 0 -
Total Fees	$85,175	- 0 -

Audit Fees

Audit fees represent fees billed by Dixon Hughes for professional services rendered in connection with the (1) audit of the Company’s annual financial statements for 2005, (2) review of the financial statements included in the Company’s quarterly filings on Form 10-QSB and annual filings on Form 10-KSB, and (3) review of information included in registration statements.

Audit-Related Fees

Audit related fees represent fees for professional services rendered for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements and not included in “Audit Fees” above. Audit related fees consist of consultation regarding various accounting issues.

Tax Fees

Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered by Dixon Hughes for tax compliance, tax advice and tax planning.

All Other Fees

During 2005 and 2004, Dixon Hughes did not provide us with or bill us for any other services.

The fees billed by Dixon Hughes are pre-approved by the Audit Committee of the Company in accordance with the policies and procedures of the Audit Committee. The Audit Committee pre-approves all audit and non-audit services provided by the Company’s independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2005, 100% of the fees incurred were pre-approved.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

Director Nominations

The full Board of Directors of SouthCrest participates in the consideration of director nominees. The Board has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers and shareholders of SouthCrest, and professionals in the financial services and other industries. Similarly, the Board does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee’s business experience; knowledge of SouthCrest and the financial services industry; experience in serving as a director of SouthCrest or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by SouthCrest; commitment to and availability for service as a director; and any other factors the Board deems relevant.

Shareholder Proposals

To be included in SouthCrest’s annual proxy statement, shareholder proposals not relating to the election of directors must be received by SouthCrest at least 120 days before the one-year anniversary of the mailing date for the prior year’s proxy statement, which in our case would require that proposals be submitted prior to December 8, 2006 for next year’s annual meeting. The persons named as proxies in SouthCrest’s proxy statement for the meeting will, however, have discretionary authority to vote the proxies they have received as they see fit with respect to any proposals received less than 60 days prior to the meeting date. SEC Rule 14a-8 provides additional information regarding the content and procedure applicable to the submission of shareholder proposals.

Shareholder Communications

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, by sending it to Douglas J. Hertha, Chief Financial Officer of SouthCrest at SouthCrest’s principal office at 600 North Glynn Street, Suite B, Fayetteville, Georgia 30214. The Chief Financial Officer will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

OTHER MATTERS

Management of SouthCrest does not know of any matters to be brought before the Meeting other than those described above. If any other matters properly come before the Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Daniel W. Brinks
Chairman & Chief Operating Officer

April 7, 2006

REVOCABLE PROXY	PROXY CARD

SOUTHCREST FINANCIAL GROUP, INC.
REVOCABLE PROXY BY AND ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2006

The undersigned hereby appoints Daniel W. Brinks and Larry T. Kuglar, or either of them, each with full power of substitution, as Proxies to vote all shares of the $1.00 par value common stock of SouthCrest Financial Group, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held Thursday, May 11, 2006, at 1:00 pm, local time, at The Hampton Inn, 110 Meeting Place Drive, Fayetteville, Georgia, and at any postponement or adjournment thereof.

The Proxies will vote on the proposals set forth in the notice of annual meeting and proxy statement as specified on this proxy and are authorized to vote at their discretion as to any other business which may come properly before the meeting. If a vote is not specified, the Proxies will vote for approval of the proposals. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

The Board of Directors recommends a vote “FOR” the following proposals:

1. Election of Directors: Authority for the election of Zack D. Cravey, Jr., Larry T. Kuglar and Michael D. McRae as Class II Directors, each to serve until the 2009 Annual Meeting of Shareholders and until their successors are elected and qualified.

FOR _____	WITHHOLD _____	FOR ALL EXCEPT _____

INSTRUCTION:	To withhold authority to vote for one or more individual nominee, mark “FOR ALL EXCEPT” above, and write the name(s) of the nominee(s) on this line:

COMMON SHARES: __________
ACCOUNT NUMBER: _________

THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS
AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Please be sure to sign and date this Proxy in the box below.

Date _____________________

Shareholder sign above	Co-holder (if any) sign above

SOUTHCREST FINANCIAL GROUP, INC.

Please sign exactly as name appears on the label below. When shares are held by joint tenants both should sign. When signing as attorney, administrator, trustee, or guardian please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN ABOVE, AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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